Exhibit 99.1

SNAP INTERACTIVE REPORTS
RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2012
AND BUSINESS HIGHLIGHTS FOR 2013

●	SNAP Launches Redesigned AreYouInterested.com as AYI - a Leading Social Dating Site
●	Net Loss of $0.3 Million for Fourth Quarter of 2012, 80% Decrease from Fourth Quarter of 2011
●	Overall liquidity level remains strong at $5.5 million

NEW YORK, NY, March 14, 2013 — SNAP Interactive, Inc. (“SNAP” or the “Company”) (OTCBB: STVI), a leading social dating developer, today announced financial results for the quarter ended December 31, 2012.

●	Total revenues decreased 28% to $4.0 million for the fourth quarter of 2012 compared to $5.5 million for the comparable period in 2011;
●	Bookings decreased 44% to $3.1 million for the fourth quarter of 2012 compared to $5.6 million for the comparable period in 2011;
●	Deferred revenue decreased 20% to $2.5 million at December 31, 2012 compared to $3.1 million at December 31, 2011;
●
Net loss was $0.3 million, or $0.01 per basic and diluted common share for the fourth quarter of 2012, compared with a net loss of $1.5 million, or $0.04 per basic and diluted common share, for the comparable period in 2011; and

●	SNAP’s balance sheet position continues to be strong, with $5.5 million of available sources of liquidity (includes cash and cash equivalents and restricted cash) at December 31, 2012.

“The fourth quarter marked the end of our transitional period, as we focused on improving our feature set and conversion process for users of the redesigned AYI brand.  As anticipated due to the re-launch, revenue and bookings were lower in the fourth quarter of 2012 as compared to the comparable period in 2011. Having completed the re-launch, we believe that the AYI brand is poised to grow once again. During January 2013, we began to increase our marketing spend to drive new users to AYI. We are excited about how the product is performing and we look forward to growing the AYI brand during 2013. We closed the year with $5.5 million in available liquidity and believe we are well positioned to achieve our 2013 objectives,” said Jon D. Pedersen, Sr., SNAP’s Chief Financial Officer.

Financial Highlights
	Three Months Ended			Year Ended
	December 31,			December 31,
GAAP Results	2012	2011	Change	2012	2011	Change
	(Unaudited)
Total revenues	$3,956,945	$5,500,829	(28)%	$19,246,736	$19,155,543	0%
Deferred revenue (at period end)	$2,524,229	$3,138,406	(20)%	$2,524,229	$3,138,406	(20)%
Net loss	$(303,088)	$(1,542,845)	(80)%	$(4,030,641)	$(1,593,173)	153%
Net cash used in operating activities	$(1,147,773)	$(523,881)	119%	$(3,401,191)	$(1,455,542)	134%

Non-GAAP Results
Bookings	$3,114,800	$5,592,450	(44)%	$18,295,893	$19,981,859	(8)%
Overall liquidity (at period end)	$5,462,596	$8,879,033	(38)%	$5,462,596	$8,879,033	(38)%

Business Highlights

SNAP has also had a number of positive developments during the quarter ending March 31, 2013, including the following:

●	SNAP acquired and transitioned to the ‘AYI.com’ domain in January 2013;
●	New subscription sales increased in both January and February 2013 from December 2012;
●	AYI launched new "social" features for AreYouInterested.com that are designed to integrate a user’s interest and social graphs into the online dating experience; and
●	SNAP has begun to rebrand AreYouInterested.com as "AYI", a shorter and easier name for our users to remember.

Management Commentary

“2012 was a challenging year for SNAP,” said SNAP’s President and CEO Clifford Lerner. “We exited 2011 with a growing product in AreYouInterested.com, but one we felt could be improved and redesigned.  Early last year we announced that 2012 would be devoted to developing new architecture and redesigning AYI in order to reach our growth potential with a product focused on ‘social’ features that could leverage our significant scale of the interest and social graph.  While the overall process took longer than anticipated, we’re pleased to report that the launch of the redesigned AYI is now complete and we have an exciting product roadmap that we are positioned to execute on.”

“As a result of the launch of the redesigned AYI, key engagement and monthly revenue metrics have increased in 2013 and we are excited to report that the AYI brand is growing.” Lerner continued, “New subscription sales increased in both January and February 2013 from December 2012. We have also benefitted from higher conversion rates, the rates at which users are converted to paying subscribers, since the launch and we have expanded our user acquisition campaigns. Additionally, key to our 2013 objectives is a focus on building a recognizable brand based on a unique and top quality product. AYI’s success to date has been accomplished without establishing any meaningful brand identity and we firmly believe that building a unique and quality brand for AYI is key to driving potential upside in 2013. We believe that our recent launch of ‘social features’ to leverage our scale of the Facebook social and interest graph differentiates AYI in the dating space.  With millions of Facebook connected profiles and over 1 billion interest data points, we are now positioned to leverage this data and scale to create compelling experiences for our users. Furthermore, we’re excited to announce we have acquired the AYI.com domain in conjunction with our branding initiatives. ‘AYI’ is a shorter and easier name for our users to remember and we have already transitioned our users to the new AYI.com domain.”

About SNAP Interactive, Inc.

SNAP Interactive, Inc. develops, owns and operates a social dating application for social networking websites and mobile platforms.  SNAP's flagship brand, AYI is one of the largest social dating applications on the Internet with millions of monthly active users on the Facebook platform, and offers a completely integrated Facebook, iPhone, Android and Web application. SNAP was recently ranked the 36th Fastest Growing Company in North America on Deloitte's 2012 Technology Fast 500™. For more information, please visit http://www.snap-interactive.com/, its blog at http://devblog.snap-interactive.com, on Facebook at facebook.com/SnapInteractiveInc and on Twitter at @SNAPInteractive.

The contents of our websites are not part of this press release, and you should not consider the contents of these websites in making an investment decision with respect to our common stock.

Facebook® is a registered trademark of Facebook Inc. iPhone® is a registered trademark of Apple Inc.  Are You Interested?® is a registered trademark of SNAP Interactive, Inc.

PR Contact:
Kayla Inserra
Kayla@specopscomm.com
919-601-2247

IR Contact:
Denise Garcia
IR@snap-interactive.com

Forward-Looking Statements

This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “project,” “seek,” “target,” and variations of such words and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed by the forward-looking statements, including, but not limited to, the following: general economic, industry and market sector conditions; the Company’s future growth and the ability to obtain additional financing to implement the Company’s growth strategy; the ability to effectively manage the Company’s growth; the ability to anticipate and respond to changing consumer trends and preferences; reliance on a very limited number of third party platforms to run the Company’s applications and the ability of third party platforms to take action against these applications; the intense competition in the online dating marketplace; the ability to establish and maintain brand recognition; the ability to develop and support successful applications for mobile platforms; the success of the redesigned AYI brand and product; and circumstances that could disrupt the functioning of the Company’s applications and websites.  In evaluating these statements, you should carefully consider these risks and uncertainties and those described under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Securities and Exchange Commission filings.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

SNAP INTERACTIVE, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$5,357,596	$2,397,828
Restricted cash	105,000	-
Credit card holdback receivable	287,293	441,840
Accounts receivable, net of allowances and reserves of $36,129 and $184,964, respectively	320,019	480,190
Accrued interest receivable	-	5,907
Investments	-	6,481,205
Prepaid expense and other current assets	204,824	96,815
Total current assets	6,274,732	9,903,785
Fixed assets and intangible assets, net	548,549	578,463
Notes receivable	165,716	138,803
Security deposits	-	19,520
Total assets	$6,988,997	$10,640,571

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$799,183	$1,027,841
Accrued expenses and other current liabilities	240,049	864,983
Deferred revenue	2,524,229	3,138,406
Total current liabilities	3,563,461	5,031,230
Long term deferred rent	48,340	61,640
Warrant liability	1,616,325	937,000
Commitments
Total liabilities	5,228,126	6,029,870
Stockholders' equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common Stock, $0.001 par value, 100,000,000 shares authorized, 44,007,826and 38,580,261 shares issued, respectively, and 38,832,826 and 38,580,261 shares outstanding, respectively	38,833	38,580
Additional paid-in capital	9,437,422	8,256,864
Accumulated deficit	(7,715,384)	(3,684,743)
Total stockholders' equity	1,760,871	4,610,701
Total liabilities and stockholders' equity	$6,988,997	$10,640,571

SNAP INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2012	2011
Revenues:
Subscription revenue	$18,910,070	$18,781,368
Advertising revenue	336,666	374,175
Total revenues	19,246,736	19,155,543
Costs and expenses:
Programming, hosting and technology	4,444,550	2,587,822
Compensation	3,625,117	1,976,384
Professional fees	703,125	558,136
Advertising and marketing	9,876,097	14,626,963
General and administrative	3,953,795	3,070,178
Total costs and expenses	22,602,684	22,819,483
Loss from operations	(3,355,948)	(3,663,940)
Interest income, net	21,517	28,858
Mark-to-market adjustment on warrant liability	(679,325)	2,038,000
Other income (expense)	(16,885)	3,909
Net loss before income taxes:	(4,030,641)	(1,593,173)
Provision for income taxes	-	-
Net loss	$(4,030,641)	$(1,593,173)

Net loss per common share:
Basic and diluted	$(0.10)	$(0.04)

Weighted average number of common shares used in calculating net loss per common share:
Basic and diluted	38,611,758	37,619,208

SNAP INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(4,030,641)	$(1,593,173)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	151,007	51,180
Amortization of investment premium	6,205	8,734
Stock-based compensation expense	1,129,960	438,395
Mark-to-market adjustment on warrant liability	679,325	(2,038,000)
Loss on disposal of fixed assets	16,885	453
Changes in operating assets and liabilities:
Restricted cash	(105,000)	-
Credit card holdback receivable	154,547	(202,388)
Accounts receivable	160,171	(356,177)
Accrued interest paid	5,907	(5,907)
Prepaid expense and other current assets	(108,009)	(22,554)
Security deposit	19,520	(1,335)
Accounts payable and accrued expenses and other current liabilities	(843,470)	960,266
Deferred rent	(23,421)	102,115
Deferred revenue	(614,177)	1,200,491
Accrued interest payable - related party	-	2,358
Net cash used in operating activities	(3,401,191)	(1,455,542)

Cash flows from investing activities:
Purchase of fixed assets	(137,978)	(540,591)
Redemption (purchase) of short-term investments	6,475,000	(6,489,937)
Repayment of notes receivable issued to employees	11,320	-
Issuance of notes receivable issued to employees and accrued interest	(38,233)	(138,803)
Net cash provided by (used in) investing activities	6,310,109	(7,169,331)

Cash flows from financing activities:
Proceeds from issuance of common stock and warrants	-	7,915,700
Proceeds from exercise of common stock warrants	-	88,125
Proceeds from exercise of stock options	50,850	-
Net cash provided by financing activities	50,850	8,003,825

Net increase (decrease) in cash and cash equivalents	2,959,768	(621,048)

Cash and cash equivalents at beginning of year	2,397,828	3,018,876

Cash and cash equivalents at end of period	$5,357,596	$2,397,828

Supplemental disclosure of cash flow information:

Cash paid for taxes and related interest	$15,640	$4,500

Supplemental disclosure of non-cash investing and financing activities:

Conversion of notes and accrued interest to common stock	$-	$71,959

SNAP INTERACTIVE, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Reconciliation of Subscription Revenue to Bookings
Subscription revenue	$3,908,361	$5,279,888	$18,910,070	$18,781,368
Change in deferred revenue	(793,561)	312,562	(614,177)	1,200,491
Bookings	$3,114,800	$5,592,450	$18,295,893	$19,981,859

	December 31,	December 31,
	2012	2011
Reconciliation of Cash and Cash Equivalents to Overall Liquidity
Cash and cash equivalents	$5,357,596	$2,397,828
Restricted cash	105,000	-
Investments	-	6,481,205
Overall liquidity	$5,462,596	$8,879,033

Non-GAAP Financial Measures

We have provided in this release non-GAAP financial information including bookings and overall liquidity to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing our financial results to assess operational performance and to determine our future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use such information to help assess the health of our business.

Some limitations of bookings and overall liquidity as financial measures include that:

●	Bookings does not reflect that we defer and recognize revenue from subscription fees and micro-transactions over the length of the subscription term;
●
Other companies, including companies in our industry, may calculate bookings and overall liquidity differently or choose not to calculate bookings and overall liquidity at all, which reduces their usefulness as comparative measures; and

●	Overall liquidity does not reflect the Company’s ability to convert restricted cash and investments into cash and cash equivalents.

Because of these limitations, you should consider bookings and overall liquidity along with other financial performance measures, including total revenues, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, investments, net cash used in operating activities and our financial results presented in accordance with GAAP.